FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this "Amendment") is entered into as of October 19, 2001, by and between COMERICA BANK-CALIFORNIA, SUCCESSOR IN INTEREST TO IMPERIAL BANK ("Bank") and CHORDIANT SOFTWARE, INC. ("Borrower").

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of August 16, 2000 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

    The following defined terms in Section 1.1 of the Agreement are hereby amended to read as follows:

    "Equipment Maturity Date" October 18, 2004.

    "Quick Assets" means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents, plus net, booked accounts receivable of Borrower, determined in accordance with GAAP.

    "Revolving Maturity Date" means October 18, 2002.

    Subsections (i) and (ii) of Section 2.1(b) of the Agreement are amended in its entirety to read as follows:

    (b) Equipment Advances.

    (i) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through the Revolving Maturity Date, Bank agrees to make advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the Equipment Line. Each Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of equipment, furniture, software licenses and corporate purposes approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts, soft costs, and installation expense. The foregoing notwithstanding, the aggregate amount of all Equipment Advances used to finance software shall not exceed the lesser of (A) twenty-five percent (25%) of the aggregate amount of the outstanding Equipment Advances, or (B) $500,000.

    (ii) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the eighteenth (18th) day of each month. Any Equipment Advances (except for Equipment Advances used to finance software) that are outstanding on April 18, 2002 (the "First Term Date") shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on May 18, 2002, and continuing on the same day of each month thereafter through the Equipment Maturity Date. Any Equipment Advances used to finance software that are outstanding on the First Term Date shall be payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, beginning on May 18, 2002, and continuing on the same day of each month thereafter until paid. Any Equipment Advances (except for Equipment Advances used to finance software) drawn after the First Term Date that are outstanding on the Revolving Maturity Date shall be payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, beginning on November 18, 2002, and continuing on the same day of each month thereafter through the Equipment Maturity Date. Any Equipment Advances used to finance software drawn after the First Term Date that are outstanding on the Revolving Maturity Date shall be payable in eighteen (18) equal monthly installments of principal, plus all accrued interest, beginning on November 18, 2002, and continuing on the same day of each month thereafter through the Equipment Maturity Date, at which time all amounts due under this Section 2.1(b) and any other amounts due under this Agreement shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.

    A new Section 2.1(f) is added to the Agreement, which shall read as follows:

    (f) Cash Management Sublimit. Subject to the terms and conditions of this Agreement, Borrower may utilize up to One Million Two Hundred Thousand Dollars ($1,200,000) (the "Cash Management Sublimit") for ACH and direct deposit of payroll services provided by Bank. All agreements executed in connection with the Cash Management Sublimit shall be, in form and substance, acceptable to Bank, in its sole discretion. Any amounts actually paid by Bank in respect of the Cash Management Sublimit shall, when paid, constitute an Advance under the Committed Revolving Line.

    Section 2.2 of the Agreement is amended to read as follows:

    2.2 Overadvances. If at any time or for any reason the aggregate amount of the outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit plus the aggregate amount outstanding in respect of the FX Sublimit exceeds the lesser of (a) the Committed Revolving Line, or (b) the greater of (i) Three Million Dollars ($3,000,000) or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

    Subsections (i) and (ii) of Section 2.3(a) of the Agreement are amended to read as follows:

    (a) Interest Rates.

    (i) Advances. Except as set forth in Section 2.3(b), Advances which are Prime Rate Advances (as such term is used herein) shall bear interest, on the outstanding daily balance thereof, at a rate equal to the Prime Rate plus one and one-half percent (1.50%). Except as set forth in Section 2.3(b), Advances which are LIBOR Rate Advances shall bear interest at the rate specified in Section 2.5(b).

    (ii) Equipment Advances. Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to the Prime Rate plus two percent (2.0%).

    The second sentence of Section 2.5(b) of the Agreement is amended to read as follows:

    The outstanding principal balance of each LIBOR Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the LIBOR Rate plus 500 basis points for such LIBOR Rate Advance.

    The last paragraph of Section 6.3 is amended to read as follows:

    Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

    Section 6.8 of the Agreement is amended to read as follows:

    6.8 Quick Ratio. Borrower shall maintain, as of the last day of each fiscal quarter of Borrower, a ratio of Quick Assets to Current Liabilities less deferred revenue of at least 2.00 to 1.00.

    A new Section 6.12 is added to the Agreement, which shall read as follows:

    6.12 Total Liabilities-Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter of Borrower, a ratio of Total Liabilities to Tangible Net Worth of not more than 2.00 to 1.00.

    The Compliance Certificate to be delivered after the date of this Amendment shall be in the form of Exhibit D hereto.
    As a condition precedent to the effectiveness of this Amendment, Borrower shall pay to Bank, on the date of this Amendment, a Facility Fee equal to $18,125. If, from the date of this Amendment through 90 days after the date of this Amendment, Borrower has transferred at least Twenty Million Dollars ($20,000,000) to one or more deposit accounts with Bank, Borrower shall not be liable for any additional Facility Fee. If, from the date of this Amendment through 90 days after the date of this Amendment, Borrower has transferred an amount equal to Zero Dollars ($0) or any amount less than Twenty Million Dollars ($20,000,000) to one or more deposit accounts with Bank, Borrower shall pay to Bank, within 90 days after the date of this Amendment, an additional Facility Fee equal to $18,125.
    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.
    Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
        this Amendment, duly executed by Borrower;
        Corporate Resolutions to Borrow;
        payment of the fees then due specified in Section 10 hereof;
        all Bank Expenses incurred through the date of this Amendment;
        an audit of the Collateral, the results of which shall be satisfactory to Bank; and
        such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.
CHORDIANT SOFTWARE, INC. By: Title:

COMERICA BANK-CALIFORNIA, SUCCESSOR IN INTEREST TO IMPERIAL BANK By: Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: COMERICA BANK-CALIFORNIA, SUCCESSOR IN INTEREST TO IMPERIAL BANK

FROM: CHORDIANT SOFTWARE, INC.

The undersigned authorized officer of CHORDIANT SOFTWARE, INC. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies

Annual (CPA Audited)	FYE within 120 days		Yes	No
10K and 10Q	within 5 days of filing (or 95 days/50 days of quarter end)		Yes	No
A/R & A/P Agings, Borrowing Base Certificate, deferred revenue report	Monthly within 20 days (if Advances + LC + FX > $3,000,000)		Yes	No
A/R Audit	Annual		Yes	No
IP Report	Quarterly within 30 days		Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Minimum Adjusted Quick Ratio	2.00:1.00	_____:1.00	Yes	No
Minimum Tangible Net Worth	$_________ *	$________	Yes	No
Maximum Debt-TNW	2.00:1.00	_____:1.00	Yes	No

* $25,000,000 plus 60% of New Equity proceeds

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status			Yes	No

DATE

CORPORATE RESOLUTIONS TO BORROW
Borrower: CHORDIANT SOFTWARE, INC.

I, the undersigned Secretary or Assistant Secretary of CHORDIANT SOFTWARE, INC. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES POSITIONS ACTUAL SIGNATURES

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Comerica Bank-California, successor in interest to Imperial Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Amendment. To execute and deliver to Bank that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of October 19, 2001 (the "Amendment") and any related documents, and also to execute and deliver to Bank one or more renewals, extensions, modifications, consolidations, or substitutions therefor.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

I FURTHER CERTIFY that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand on October 19, 2001 and attest that the signatures set opposite the names listed above are their genuine signatures.
CERTIFIED TO AND ATTESTED BY: X